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                                                                  Exhibit 10.3

                       EARLY RETIREMENT AGREEMENT, WAIVER
                             AND RELEASE OF CLAIMS


 This Early Retirement Agreement, Waiver and Release of Claims ("Agreement") is made as of September 30, 1996, by and between TFC ENTERPRISES, INC., THE FINANCE COMPANY ("Employer") and JOSEPH R. BECKA ("Employee").

                             R E C I T A T I O N S

 A. Employee has been employed by Employer pursuant to a written Employment Agreement made as of January 1, 1995, as amended ("Employment Agreement"), and has most recently held the position of Senior Executive Vice President and Chief Marketing Officer.

 B. The employment relationship between the parties will be ending pursuant to Employee's retirement effective September 30, 1996.

 C. The parties desire a smooth transition and severance of the employment relationship consistent with the terms of this Agreement.

 D. Employer is in the business of purchasing motor vehicle retail installment sales contracts, individually and in portfolios, on a third- party basis from its customers.
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                               A G R E E M E N T

 NOW, THEREFORE, and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Employee and Employer agree as follows:

   1. a. Employee shall continue to perform his regular duties and receive his regular salary and benefits through September 30, 1996, provided however that notwithstanding paragraph 11 hereof, the termination provisions of the first and second sentences of paragraph 10 of the Employment Agreement shall continue in effect. The Company may, at any time prior to September 30, 1996, decide to relieve Employee of the obligation to perform his duties through September 30, 1996, by providing written notice to Employee to that effect.

   b. Employer agrees that provided seven (7) days have passed since Employee signed this Agreement, Employer shall immediately forward to Employee, as a severance payment, the sum of $300,000 less mandatory withholdings as required by federal and state law. The parties agree that no FICA need be withheld because of Employee's satisfaction of this requirement through earlier 1996 withholding and also under Revenue Rulings 55-520 and 58-301.

   c. Employee shall retain all such stock options in the TFC Enterprises, Inc. 1995 Long-Term Incentive Plan ("Plan") as are vested as of September 30, 1996, but no further stock options in the Plan shall vest. Pursuant to the Plan and that certain Stock Option Award Agreement dated as of October 27, 1994, by and between TFC Enterprises, Inc., and Employee, Employee's separation shall be a retirement and thus such options as are


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vested shall be exercisable on or before December 31, 1999, and offers to retire on the effective date of this Agreement.

   d. The principal and interest amount remaining to be paid on Employee's promissory note to Employer on his final day of his employment shall be forgiven by Employer. The parties acknowledge that certain amounts provisionally credited to Employee from his 1996 bonus earnings have been applied to reduce his remaining repayment obligation under his promissory note. The parties agree that in the event the Company's year-end accounting shall determine that such amounts as were provisionally credited were not actually earned resulting in a 1996 bonus overpayment, the Company shall also forgive such 1996 bonus overpayment and treat the amount provisionally credited as if fully earned.

   e. Employee agrees to and hereby does resign all directorships and offices he holds in the following companies: TFC Enterprises, Inc., First Community Finance, Inc., The Finance Company, TFC Receivables Corporation, and The Insurance Agency, Inc. ("affiliated or related companies").

 2. Employee shall have the opportunity to continue in Employer's group health insurance plan, at his own expense, up to eighteen (18) months pursuant to C.O.B.R.A.

 3. Employee shall not be entitled to any compensation or benefits other than those described in the above paragraphs.

 4. a. Employee recognizes and acknowledges that the identities of Employer's customers, business or financial contacts, agreements, techniques, practices,

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business plans or other trade secrets, which are not of public record or generally known otherwise, (hereinafter collectively "Trade Secrets"), as such may exist from time to time, are a valuable, special and unique asset of Employer's business. Employee hereby agrees that following the end of his employment he will not disclose Employer's Trade Secrets or any part thereof, to any person, firm, corporation, association or other entity without Employer's prior consent unless such disclosure is required by law or governmental regulations. Employee hereby further agrees that for a period of two (2) years after the effective date of this Agreement, he will not use any of Employer's Trade Secrets, directly or indirectly, for his or any third party's benefit or use in any business endeavor not affiliated with Employer. In the event of a breach or threatened breach by Employee of the provisions of this Section, Employer shall be entitled to an injunction restraining
Employee from disclosing, in whole or in part, Employer's Trade Secrets, or from utilizing them for his benefit or that of any unaffiliated person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

   b. Employee acknowledges that during the course of his employment he acquired confidential information of the types described in subparagraph 4(a) above and also that he had contacts with and was responsible for developing, increasing and maintaining relationships with Employer's customers.
Accordingly:

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    (1)  Upon the separation from employment contemplated herein and for a period of two years thereafter, Employee will not, directly or indirectly, for his own or any third party's benefit, solicit the business of any of Employer's present or former customers listed on Exhibit A attached hereto for business similar to that which the customer did with Employer.

    (2) Employee agrees that the prohibition on soliciting the business of Employer's customers and former customers listed on Exhibit A shall include, but not be limited to, doing so either as an individual, a partner, a joint venturer, an employee, a consultant, an agent or in any other business capacity whatsoever.

    (3) Employer and Employee have examined in detail this non-solicitation of business covenant and agree that the restraint imposed upon Employee is reasonable in light of the legitimate interests of Employer, and it is not unduly harsh upon employee's ability to earn a living.

    (4) In the event of a breach or threatened breach of this non-solicitation of business covenant, Employer shall be entitled to an injunction restraining Employee's actions in violation hereof in addition to any other remedy which may be available including the recovery of damages.

    (5) This non-solicitation provision is of the essence of this Agreement. It shall be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against Employer, whether

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based upon this Agreement or not, shall not constitute a defense to enforcement of the non-solicitation provision hereof.

 5. Employee hereby releases and discharges TFC Enterprises, Inc., Employer, any affiliated or related companies, and their officers, stockholders, directors, employees and agents and their successors, heirs and assigns, of and from all claims, causes of action or demands of every kind or character whatsoever, whether presently known or unknown, suspected or unsuspected, existing at the time hereof, under state or federal laws. Specifically included in this release are any claims, causes of action or demands in connection with Employee's Employment Agreement and the past employment relationship between the parties, including, but not limited to, claims, causes of action or demands due to alleged breach of contract, libel, slander, wrongful discharge, intentional infliction of emotional harm, or any other tort, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and/or any other federal or state laws relating to employment rights. The parties recognize, however, that nothing contained in this release shall prohibit either party from instituting legal action to enforce any of the provisions of this Agreement.

 6. Employee agrees that he will not, in any way, do or say anything at any time to harm the business interests of Employer, or any related or affiliated companies, or any of their employees, officers, directors, shareholders or agents, unless required to do so by legal process.

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 7.   Employee represents and warrants that he has chosen to execute this
Agreement of his own volition after fully reviewing the Agreement and seeking the advice of an attorney or if not, anyone else he determines to be appropriate in this regard.

 8. The parties represent and warrant that by this writing Employer has advised Employee that he may wish to consult an attorney before signing this Agreement and that Employer has given Employee a period of at least twenty-one
(21) days within which to consider this Agreement, which period may be waived at Employee's option.

 9. The parties agree that Employee shall have seven (7) days after his execution of this Agreement within which to revoke his signature and consent to this Agreement. This Agreement will not become effective and enforceable until seven (7) days after Employee has signed this Agreement.

 10. This Agreement and the obligations of Employer hereunder in no way constitute an admission, agreement, consent, statement, acquiescence or declaration on the part of Employer as to any wrongdoing, breach of contract, or violation of any law.

 11. The parties hereto anticipate that Employer and Employee will be entering an Independent Contractor Agreement ("Contractor Agreement") anticipated to be effective as of October 1, 1996. Such Contractor Agreement shall establish a new relationship between the Employer and Employee which shall in no way be regarded as employment. Should there be any conflict between this Agreement and the Contractor Agreement (assuming execution of the Contractor Agreement) the terms of this Agreement shall control. Subject to the

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provisions of subparagraph 1(a) hereof, this Agreement and the
Contractor Agreement constitute the entire agreement between the parties pertaining to the matters with which they deal, and supersede all prior agreements pertaining to those matters. No prior agreement or understanding, in writing or otherwise, shall be valid or of any force or effect, and the obligations of the parties thereunder and hereunder may not be altered or modified in any respect except by a writing duly executed by the parties to be bound.

 12. This Agreement and the rights granted to the parties herein are contingent upon presentation to and approval by any of Employer's lenders which hold covenants restricting or limiting any of Employer's obligations herein.
In the event that such approvals or modification of covenants as may be necessary to permit Employer's performance of its obligations hereunder are not obtained prior to September 30, 1996, no party shall have any obligation hereunder.

 13. If any clause or provision of this Agreement is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid, or unenforceable, there shall be added, as part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable.

 14. This Agreement shall be binding upon and inure to the benefit of any successor or assigns of the parties hereto.


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 15.  a.  The contents of this Agreement shall remain confidential.  Employee shall not disclose any term or condition hereof to anyone other than his spouse, attorney, insurance agent and/or accountant without Employer's prior written consent. Moreover, Employee shall obtain written assurance from anyone to whom he makes a disclosure that he or she will make no further disclosure. Any disclosure by Employee other than those permitted herein, or further disclosure by a person permitted to receive a disclosure hereunder shall be a breach of this Agreement which may result in injunctive relief to address any harm resulting from such breach and damages. If Employer prevails in any action based upon a violation of this paragraph 15, it shall be entitled to its costs and reasonable attorneys' fees.

   b. In the event Employee seeks new employment in any period during which he is restricted from soliciting by this Agreement and a potential employer initiates inquiry as to whether Employer has any restriction on his ability to sell or solicit, Employee may respond that certain restrictions do exist and may request Employer to consent to the disclosure of any restrictions and such consent shall not be unreasonably withheld.

 16. This Agreement shall be governed by and construed in accordance with the laws of Virginia. The parties hereby agree that the Circuit Court of the City of Norfolk, Virginia, shall have jurisdiction and be an appropriate venue to determine any rights or claims arising hereunder.


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 THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING EARLY RETIREMENT AGREEMENT,
WAIVER AND RELEASE OF CLAIMS, UNDERSTAND THE CONTENTS, FREELY AND VOLUNTARILY AGREE TO ALL THE TERMS AND CONDITIONS AND SIGN THIS AGREEMENT ON THEIR OWN VOLITION.

 WITNESS the following signatures:


______________________________       _______________________________
Date                                 JOSEPH R. BECKA


                                     THE FINANCE COMPANY


______________________________       By_____________________________
Date


                                     TFC ENTERPRISES, INC.


______________________________       By_____________________________
Date

 I am aware that I have the right to consider this Early Retirement Agreement, Waiver and Release of Claims for twenty-one (21) days before making my decision. I have considered this right and choose to waive it as indicated by my signature below.

______________________________       _______________________________
Date                                 JOSEPH R. BECKA


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                                   EXHIBIT A




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                        INDEPENDENT CONTRACTOR AGREEMENT


       THIS INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is entered into as of October 1, 1996, by and between THE FINANCE COMPANY, a Virginia corporation (hereinafter referred to as "TFC") and Joseph R. Becka (hereinafter referred to as "Contractor").


                                  I. RECITALS

       A. Contractor has certain skills and abilities that may be useful to TFC from time to time.

       B. TFC, having been organized for the primary purpose of financing motor vehicle purchases and other commercial transactions, is willing to enter into this Agreement with Contractor as an independent contractor to assist in the fulfillment of its business purposes.

       C. Contractor has offered to perform contractual services for TFC.


                            II. TERMS AND CONDITIONS

       NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

                                   A. GENERAL

       1. VIRGINIA AND FEDERAL LAW. The parties agree that this Agreement shall be governed by the laws of the Commonwealth of Virginia. Contractor agrees to conduct all his activities and services under this Agreement in accordance to all applicable federal and state laws.

       2. INTEGRATION OF AGREEMENTS. This Agreement shall be read together with that certain Early Retirement Agreement, Waiver and Release of Claims entered into between TFC Enterprises, Inc., TFC and Contractor as of September 30, 1996 ("Early Retirement Agreement"). This Agreement and the Early Retirement Agreement contain the entire agreement of the parties hereto and supersede all prior and contemporaneous agreements, negotiations and understandings relating to the subject matter thereof and hereof. There are no other understandings, promises or inducements contrary to the terms of the Early Retirement Agreement or this Agreement. Should there be any conflict between the terms of the Early Retirement Agreement and this Agreement, the terms of the Early Retirement Agreement shall control.


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      3. TERMINATION. TFC or Contractor may terminate this Agreement at any time by giving written notice to the other party, with or without cause, and such termination will not constitute a breach of this Agreement.

          a. If terminated by TFC:

             (1) Contractor will be paid for contracts purchased from point of sale dealers, if brought to TFC by Contractor at least 60 days prior to termination, for a period of 180 days after date of termination.

             (2) Contractor will be paid for contracts purchased from point of sale dealers, if brought to TFC by Contractor within 60 days of termination date, for a period of 30 days after date of termination.

             (3) Contractor will be paid for contracts purchased under TFC's portfolio acquisition program, from dealers brought to TFC by Contractor, for a period of 90 days from date of termination.

          b. If terminated by Contractor:

             Contractor will not be paid on any contracts approved by TFC after date of termination.

          c. Termination due to low sales:

             If contractor fails to provide any new dealer sign ups in any two consecutive calendar months, this may, at TFC's sole option, be considered and treated as termination. Under such circumstances, Contractor would not be paid on any contracts approved by TFC after the date of termination.

      4. OFFSET. Any monies due TFC from Contractor may be offset by TFC against any contract fees or pre-approved expenses due Contractor from TFC.

      5. NOTICES. All notices given under this Agreement will be sent via hand delivery or certified mail, return receipt requested, to the addresses below unless otherwise directed:

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            a. If to TFC:

               Robert S. Raley, Jr., Chairman
               The Finance Company
               5425 Robin Hood Road, Suite 101 B
               Norfolk, VA 2353

            b. If to Contractor:

               His residence address reflected in TFC's records or the most recent address provided by Contractor in writing to TFC.

      6. AMENDMENTS. No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless executed in writing by the parties hereto.

      7. SEVERABILITY. If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future law, such clause or provision shall be severable and all other provisions shall remain in full force and effect.

      8. ENFORCEMENT OF AGREEMENT. Contractor shall pay, indemnify and save TFC harmless against all costs and expenses, including reasonable attorney's fees, incurred by TFC with respect to enforcement of TFC's rights under this Agreement.

      9. ASSIGNMENT. TFC is relying upon Contractor's special skills in performance hereunder. Accordingly this Agreement shall not be assigned by Contractor without TFC's prior written consent but is assignable by TFC.

      10. NO WAIVERS. The waiver by either party hereto of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement. Any failure by TFC to enforce similar provisions in an agreement with other independent contractors shall also not create or be construed as a waiver of any rights which may be enforced hereunder.

                            B. DUTIES OF CONTRACTOR

      1. SERVICES AND RESTRICTIONS. Contractor shall devote such time, attention and energies to the performance of the contract as is required. Contractor shall not be precluded from engaging in other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; provided however that Contractor shall observe the non-solicitation provisions of that certain Early Retirement Agreement, Waiver and Release of Claims entered into by him with TFC Enterprises, Inc. and TFC as of September


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30, 1996, which terms are incorporated herein by this reference as if fully set forth herein, and provided further that for the duration of this Agreement, Contractor shall not hire or attempt to hire TFC's employees or former employees, on behalf of himself or any other person or business entity. For purposes of this section IIBI, former employees of TFC shall mean persons who were employed by TFC within 90 days of any hiring or attempt to hire by Contractor. Contractor also agrees that he shall not provide any other person or business entity with information regarding the operations of TFC, including, without limitation TFC's contracts, customers and employees.

      2. EXPENSES. Contractor is not authorized to incur expenses of any kind unless pre-approved by a senior vice president or higher authority of TFC on behalf of TFC. Contractor is responsible for all of his own expenses and for all compensation or expenses of any kind of any subcontractor, employee, or associate engaged by Contractor to assist in the performance of services for TFC under this Agreement.

      3 . STATUS OF CONTRACTOR. Neither Contractor nor any of his employees, associates, or agents shall be deemed or referred to as an employee and no such reference, whether inadvertent, intended or otherwise, shall alter Contractor's status as an independent contractor. Contractor agrees that he shall not represent himself or any of his employees as an employee of TFC.

      4. INDEMNIFICATION. TFC shall not be responsible for, nor have any liability to third parties, based upon the tortious conduct of Contractor and/or his employees, associates or agents. In the event that TFC is finally held liable by a court of competent jurisdiction because of Contractor's acts or omissions, then, in that event, Contractor shall have the duty to indemnify and hold harmless TFC from any and all such liability. Such indemnity shall include TFC's reasonable legal expenses incurred in defense of any such action.

      5. TAXES. Throughout the performance of the contract period, Contractor shall have the obligation to comply, on and for his own behalf, with such requirements as may be imposed by the Internal Revenue Service, Virginia Department of Taxation, Social Security Administration, state workers' compensation agency, state unemployment compensation agency, and any such other incidents of employment as may pertain, none of which shall be the responsibility of TFC.

      6. INSURANCE. Contractor shall not be covered by workers' compensation, unemployment compensation, or any other policy of insurance maintained by TFC unless specifically named therein.


      7. IDENTIFICATION OF DEALERS. Contractor agrees to use TFC's Dealer Source Identification Acknowledgement forms, or a form of his own making with equivalent information, and to identify; on these forms prospective dealers, which Contractor is

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submitting to TFC as a dealer who wishes to do business with TFC through
Contractor's efforts. Contractor acknowledges that TFC employs its own marketing personnel and that Contractor and TFC marketing personnel could independently be seeking the same referral from a dealer. In such cases, TFC shall determine, in its sole and absolute discretion, the role Contractor played in a qualified dealer entering into a business relationship with TFC and prorate Contractor's contract fees accordingly, if warranted. TFC shall notify Contractor in writing of any such prorated fees.

                                C. DUTIES OF TFC

      1. MARKETING SUPPLIES. TFC will provide such available marketing materials describing TFC's current purchasing programs as TFC determines is necessary or advisable for Contractor to perform the services required under this contract.

      2. TRAINING. If requested, TFC will assist in training Contractor and/or Contractor's employees, with regard to certain benefits of TFC's financial services and programs and required documentation needed for qualified dealers to enter into a business relationship with TFC.

      3. CONTRACT FEES. TFC agrees to pay Contractor based on qualified contracts due to efforts of Contractor. The Regional Service Center General Manager, LPO Manager, or higher TFC authority must approve all qualified fees generated in the following manner:

          a. POINT OF SALE CONTRACTS: Contractor will be paid $50 for each contract purchased by TFC from dealers developed by Contractor until termination of agreement, when Section IIA3a(1) and (2) or IIA3b will apply.

          b. PORTFOLIO ACQUISITIONS: Contractor will be paid $25 per contract purchased by TFC from dealers developed by Contractor until termination of agreement, when Section IIA3a(3) or IIA3b will apply.

          c. TIMING OF PAYMENTS: The contract fees earned will be paid to Contractor as follows:

             Contract fees earned for all qualified transactions identified in
             Section IIC3a and b in any calendar month will be paid within 30 days of the end of the calendar month during which the contract fees were earned by the Contractor.

      4. CONTRACTOR STATUS. TFC acknowledges and agrees that Contractor has been retained in reliance upon his particular skills, training and experience and that throughout the performance of the contractual duties under this Agreement, Contractor shall be free from the


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direction and control of TFC. Further, Contractor shall be free to determine the methods, means, and work schedule of Contractor's performance, but shall, at all times, remain accountable for the proper and timely completion of the contractual services specified herein and as may be further agreed upon from time to time, but the sole remedy of TFC shall be termination of this Agreement under the provisions related thereto.

      5. CONTRACTOR'S BUSINESS AND LICENSE. TFC and Contractor agree that in the performance of his duties hereunder, Contractor shall be engaging in his own independently established business and that Contractor has obtained or will obtain any business licenses necessary thereto.

      6. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules then pertaining of the American Arbitration Association or other alternative dispute resolution means the parties may then agree upon, and judgment upon the award rendered may be entered in any court having jurisdiction hereof.


                                          INDEPENDENT CONTRACTOR:


---------------------                     ---------------------------------
Date
                                          SS#:                       or
                                              ----------------------
                                          Fed I.D. #:
                                                     ----------------------

                                          THE FINANCE COMPANY


                                          By:
---------------------                        ------------------------------
Date


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